EXHIBIT 99.1

WESTERN GAS ANNOUNCES
FOURTH-QUARTER AND FULL-YEAR 2017 RESULTS

HOUSTON, February 15, 2018 – Western Gas Partners, LP (NYSE: WES) (“WES” or the “Partnership”) and Western Gas Equity Partners, LP (NYSE: WGP) (“WGP”) today announced fourth-quarter and full-year 2017 financial and operating results.
WESTERN GAS PARTNERS, LP
Net income (loss) available to limited partners for 2017 totaled $221.3 million, or $1.30 per common unit (diluted), with full-year 2017 Adjusted EBITDA(1) of $1.1 billion and full-year 2017 Distributable cash flow(1) of $929.0 million. Net income (loss) available to limited partners for the fourth quarter of 2017 totaled $67.7 million, or $0.39 per common unit (diluted), with fourth-quarter 2017 Adjusted EBITDA(1) of $273.3 million and fourth-quarter 2017 Distributable cash flow(1) of $233.4 million.
WES paid a quarterly distribution of $0.920 per unit for the fourth quarter of 2017. This distribution represented a 2% increase over the prior quarter’s distribution and a 7% increase over the fourth-quarter 2016 distribution of $0.860 per unit. The full-year 2017 distribution of $3.590 per unit represented a 7% increase over the full-year 2016 distribution of $3.350 per unit. The fourth-quarter 2017 Coverage ratio(1) of 1.08 times was based on the quarterly distribution of $0.920 per unit. The Partnership’s Coverage ratio(1) for full-year 2017 was 1.13 times.

(1) Please see the tables at the end of this release for a reconciliation of GAAP to non-GAAP measures and calculation of the Coverage ratio.

“Our impressive quarterly results were driven by strong volumetric growth in both the Delaware and DJ Basins where producer activity remains robust. In the Delaware Basin, we are pleased to report that Ramsey VI came online at the end of the quarter, just as the rest of the Ramsey facility was nearing capacity,” said Chief Executive Officer, Benjamin Fink. “We still plan to execute our over $1 billion 2018 capital program without the need for additional equity, as we expect strong volumetric growth in the second half of the year once critical infrastructure is placed into service.”
Total throughput attributable to WES for natural gas assets for the fourth quarter of 2017 averaged 3.5 Bcf/d, which was 1% above the prior quarter. Total throughput attributable to WES for natural gas assets for the fourth quarter of 2017 was approximately 3% above the prior quarter when adjusted for the non-cash impact of a one-time prior period volumetric adjustment. Additionally, total throughput attributable to WES for natural gas assets for the fourth quarter of 2017 was 14% below the fourth quarter of 2016 primarily due to the impact of the DBJV-for-Marcellus asset exchange that closed in March 2017. Total throughput for crude, NGL and produced water assets for the fourth quarter of 2017 averaged 240 MBbls/d, which was 15% above the prior quarter and 33% above the fourth quarter of 2016.
For full-year 2017, total throughput attributable to WES for natural gas assets averaged 3.6 Bcf/d, which was 9% below the prior-year average. For full-year 2017, total throughput for crude, NGL and produced water assets averaged 201 MBbls/d, which was 9% above the prior-year average.
Capital expenditures attributable to WES, including equity investments but excluding acquisitions, totaled $253.0 million on a cash basis and $291.6 million on an accrual basis during the fourth quarter of 2017, with maintenance capital expenditures on a cash basis of $16.6 million. For full-year 2017, capital expenditures attributable to WES, including equity investments but excluding acquisitions, totaled $666.9 million on a cash basis and $792.0 million on an accrual basis, with maintenance capital expenditures on a cash basis of $49.7 million.
On February 15, 2018, WES amended its senior unsecured revolving credit facility to extend the maturity date from February 2020 to February 2023 and expand the borrowing capacity from $1.2 billion to $1.5 billion.

WESTERN GAS EQUITY PARTNERS, LP
WGP indirectly owns the entire general partner interest in WES, 100% of the incentive distribution rights in WES and 50,132,046 WES common units. Net income (loss) available to limited partners for 2017 totaled $376.6 million, or $1.72 per common unit (diluted). Net income (loss) available to limited partners for the fourth quarter of 2017 totaled $99.5 million, or $0.45 per common unit (diluted).
WGP previously declared a quarterly distribution of $0.54875 per unit for the fourth quarter of 2017. This distribution represented a 2% increase over the prior quarter’s distribution and a 19% increase over the fourth-quarter 2016 distribution of $0.46250 per unit. The full-year 2017 distribution of $2.10500 per unit represented a 19% increase over the full-year 2016 distribution of $1.76750 per unit. WGP received distributions from WES of $122.3 million attributable to the fourth quarter and will pay $120.1 million in distributions for the same period.
On February 15, 2018, WGP amended its senior secured revolving credit facility by reducing total commitments from $250.0 million to $35.0 million.
CONFERENCE CALL TOMORROW AT 8 A.M. CST
WES and WGP will host a joint conference call on Friday, February 16, 2018, at 8:00 a.m. Central Standard Time (9:00 a.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2017 results. Individuals who would like to participate should dial 877-883-0383 (Domestic) or 412-902-6506 (International) approximately 15 minutes before the scheduled conference call time, and enter participant access code 5796412. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westerngas.com. A replay of the conference call will also be available on the website for two weeks following the call.

Western Gas Partners, LP (“WES”) is a growth-oriented Delaware master limited partnership formed by Anadarko Petroleum Corporation to acquire, own, develop and operate midstream assets. With midstream assets located in the Rocky Mountains, North-central Pennsylvania, Texas and New Mexico, WES is engaged in the business of gathering, compressing, treating, processing and transporting natural gas; gathering, stabilizing and transporting condensate, natural gas liquids and crude oil; and gathering and disposing of produced water for Anadarko, as well as for third-party producers and customers. In addition, in its capacity as a processor of natural gas, WES also buys and sells natural gas, NGLs or condensate under certain of its contracts.

Western Gas Equity Partners, LP (“WGP”) is a Delaware master limited partnership formed by Anadarko Petroleum Corporation to own the following types of interests in WES: (i) the general partner interest and all of the incentive distribution rights in WES, both owned through WGP’s 100% ownership of WES’s general partner, and (ii) a significant limited partner interest in WES.
For more information about Western Gas Partners, LP and Western Gas Equity Partners, LP, please visit www.westerngas.com.
This news release contains forward-looking statements. WES and WGP’s management believes that their expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs and related products or services; the ability to meet projected in-service dates for capital growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” sections of WES’s and WGP’s most recent Forms 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in their other public filings and press releases. Western Gas Partners and Western Gas Equity Partners undertake no obligation to publicly update or revise any forward-looking statements.

# # #

WESTERN GAS CONTACT
Jonathon E. VandenBrand
Director, Investor Relations
jon.vandenbrand@anadarko.com
832.636.6000

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of (i) net income (loss) attributable to Western Gas Partners, LP (GAAP) to WES’s Distributable cash flow (non-GAAP), (ii) net income (loss) attributable to Western Gas Partners, LP (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA attributable to Western Gas Partners, LP (“Adjusted EBITDA”) (non-GAAP), and (iii) operating income (loss) (GAAP) to Adjusted gross margin attributable to Western Gas Partners, LP (“Adjusted gross margin”) (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that WES’s Distributable cash flow, Adjusted EBITDA, Adjusted gross margin, and Coverage ratio are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing its ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA, Adjusted gross margin and Coverage ratio, as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Distributable cash flow, Adjusted EBITDA, Adjusted gross margin and Coverage ratio should be considered in conjunction with net income (loss) attributable to Western Gas Partners, LP and other applicable performance measures, such as operating income (loss) or cash flows from operating activities.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Distributable Cash Flow

WES defines Distributable cash flow as Adjusted EBITDA, plus interest income and the net settlement amounts from the sale and/or purchase of natural gas, condensate and NGLs under WES’s commodity price swap agreements to the extent such amounts are not recognized as Adjusted EBITDA, less net cash paid (or to be paid) for interest expense (including amortization of deferred debt issuance costs originally paid in cash, offset by non-cash capitalized interest), maintenance capital expenditures, Series A Preferred unit distributions and income taxes.

	Three Months Ended December 31,			Year Ended December 31,
thousands except Coverage ratio	2017		2016	2017		2016
Reconciliation of Net income (loss) attributable to Western Gas Partners, LP to Distributable cash flow and calculation of the Coverage ratio
Net income (loss) attributable to Western Gas Partners, LP	$148,637		$143,004	$567,483		$591,331
Add:
Distributions from equity investments	29,897		27,160	110,465		103,423
Non-cash equity-based compensation expense	1,468		1,573	4,947		5,591
Non-cash settled interest expense, net (1)	—		4,350	71		(7,747)
Income tax (benefit) expense	(39)		941	4,866		8,372
Depreciation and amortization (2)	73,874		72,633	288,087		270,311
Impairments	8,295		4,222	178,374		15,535
Above-market component of swap agreements with Anadarko	11,832		11,038	58,551		45,820
Other expense (2)	5		128	145		224
Less:
Gain (loss) on divestiture and other, net	(2,629)		(5,872)	132,388		(14,641)
Equity income, net – affiliates	22,486		21,916	85,194		78,717
Cash paid for maintenance capital expenditures (2)	16,569		8,342	49,684		63,630
Capitalized interest	2,835		888	6,826		5,562
Cash paid for (reimbursement of) income taxes	1,005		771	1,194		838
Series A Preferred unit distributions	—		14,908	7,453		45,784
Other income (2)	323		252	1,283		524
Distributable cash flow	$233,380		$223,844	$928,967		$852,446
Distributions declared (3)
Limited partners – common units	$140,394			$538,244
General partner	76,192			286,624
Total	$216,586			$824,868
Coverage ratio	1.08	x		1.13	x

(1)	Includes amounts related to the Deferred purchase price obligation - Anadarko.

(2)	Includes WES’s 75% share of depreciation and amortization; other expense; cash paid for maintenance capital expenditures; and other income attributable to Chipeta.

(3)	Reflects cash distributions of $0.920 and $3.590 per unit declared for the three months and year ended December 31, 2017, respectively.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted EBITDA Attributable to Western Gas Partners, LP

WES defines Adjusted EBITDA as net income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investments, non-cash equity-based compensation expense, interest expense, income tax expense, depreciation and amortization, impairments, and other expense (including lower of cost or market inventory adjustments recorded in cost of product), less gain (loss) on divestiture and other, net, income from equity investments, interest income, income tax benefit, and other income.

	Three Months Ended December 31,		Year Ended December 31,
thousands	2017	2016	2017	2016
Reconciliation of Net income (loss) attributable to Western Gas Partners, LP to Adjusted EBITDA attributable to Western Gas Partners, LP
Net income (loss) attributable to Western Gas Partners, LP	$148,637	$143,004	$567,483	$591,331
Add:
Distributions from equity investments	29,897	27,160	110,465	103,423
Non-cash equity-based compensation expense	1,468	1,573	4,947	5,591
Interest expense	35,592	39,234	142,386	114,921
Income tax expense	—	941	4,905	8,372
Depreciation and amortization (1)	73,874	72,633	288,087	270,311
Impairments	8,295	4,222	178,374	15,535
Other expense (1)	5	128	145	224
Less:
Gain (loss) on divestiture and other, net	(2,629)	(5,872)	132,388	(14,641)
Equity income, net – affiliates	22,486	21,916	85,194	78,717
Interest income – affiliates	4,225	4,225	16,900	16,900
Other income (1)	323	252	1,283	524
Income tax benefit	39	—	39	—
Adjusted EBITDA attributable to Western Gas Partners, LP	$273,324	$268,374	$1,060,988	$1,028,208
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA attributable to Western Gas Partners, LP
Net cash provided by operating activities	$256,396	$259,847	$901,495	$917,585
Interest (income) expense, net	31,367	35,009	125,486	98,021
Uncontributed cash-based compensation awards	119	408	25	856
Accretion and amortization of long-term obligations, net	(1,060)	(5,387)	(4,254)	3,789
Current income tax (benefit) expense	1,385	707	2,408	5,817
Other (income) expense, net	(330)	(255)	(1,299)	(479)
Distributions from equity investments in excess of cumulative earnings – affiliates	6,830	4,646	23,085	21,238
Changes in operating working capital:
Accounts receivable, net	(30,845)	7,839	16,127	48,947
Accounts and imbalance payables and accrued liabilities, net	10,937	(34,256)	6,930	(58,359)
Other	1,426	2,922	4,491	4,367
Adjusted EBITDA attributable to noncontrolling interest	(2,901)	(3,106)	(13,506)	(13,574)
Adjusted EBITDA attributable to Western Gas Partners, LP	$273,324	$268,374	$1,060,988	$1,028,208
Cash flow information of Western Gas Partners, LP
Net cash provided by operating activities			$901,495	$917,585
Net cash used in investing activities			(763,604)	(1,105,534)
Net cash provided by (used in) financing activities			(417,002)	447,841

(1)	Includes WES’s 75% share of depreciation and amortization; other expense; and other income attributable to Chipeta.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted Gross Margin Attributable to Western Gas Partners, LP

WES defines Adjusted gross margin as total revenues and other, less cost of product and reimbursements for electricity-related expenses recorded as revenue, plus distributions from equity investments and excluding the noncontrolling interest owner’s proportionate share of revenue and cost of product.

	Three Months Ended December 31,		Year Ended December 31,
thousands	2017	2016	2017	2016
Reconciliation of Operating income (loss) to Adjusted gross margin attributable to Western Gas Partners, LP
Operating income (loss)	$181,815	$181,155	$707,271	$708,208
Add:
Distributions from equity investments	29,897	27,160	110,465	103,423
Operation and maintenance	86,550	81,869	315,994	308,010
General and administrative	12,394	12,049	47,796	45,591
Property and other taxes	11,385	7,047	46,818	40,145
Depreciation and amortization	74,602	73,287	290,874	272,933
Impairments	8,295	4,222	178,374	15,535
Less:
Gain (loss) on divestiture and other, net	(2,629)	(5,872)	132,388	(14,641)
Proceeds from business interruption insurance claims	—	—	29,882	16,270
Equity income, net – affiliates	22,486	21,916	85,194	78,717
Reimbursed electricity-related charges recorded as revenues	14,485	14,026	56,823	59,733
Adjusted gross margin attributable to noncontrolling interest	3,638	3,735	16,827	16,323
Adjusted gross margin attributable to Western Gas Partners, LP	$366,958	$352,984	$1,376,478	$1,337,443
Adjusted gross margin attributable to Western Gas Partners, LP for natural gas assets	$318,012	$317,294	$1,222,632	$1,194,877
Adjusted gross margin for crude, NGL and produced water assets	48,946	35,690	153,846	142,566

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2017	2016	2017	2016
Revenues and other
Gathering, processing, transportation and disposal	$324,513	$317,517	$1,237,949	$1,227,849
Natural gas and natural gas liquids sales	299,443	192,728	989,933	572,313
Other	8,062	575	20,474	4,108
Total revenues and other	632,018	510,820	2,248,356	1,804,270
Equity income, net – affiliates	22,486	21,916	85,194	78,717
Operating expenses
Cost of product	276,834	167,235	908,693	494,194
Operation and maintenance	86,550	81,869	315,994	308,010
General and administrative	12,394	12,049	47,796	45,591
Property and other taxes	11,385	7,047	46,818	40,145
Depreciation and amortization	74,602	73,287	290,874	272,933
Impairments	8,295	4,222	178,374	15,535
Total operating expenses	470,060	345,709	1,788,549	1,176,408
Gain (loss) on divestiture and other, net	(2,629)	(5,872)	132,388	(14,641)
Proceeds from business interruption insurance claims	—	—	29,882	16,270
Operating income (loss)	181,815	181,155	707,271	708,208
Interest income – affiliates	4,225	4,225	16,900	16,900
Interest expense	(35,592)	(39,234)	(142,386)	(114,921)
Other income (expense), net	330	255	1,299	479
Income (loss) before income taxes	150,778	146,401	583,084	610,666
Income tax (benefit) expense	(39)	941	4,866	8,372
Net income (loss)	150,817	145,460	578,218	602,294
Net income attributable to noncontrolling interest	2,180	2,456	10,735	10,963
Net income (loss) attributable to Western Gas Partners, LP	$148,637	$143,004	$567,483	$591,331
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Partners, LP	$148,637	$143,004	$567,483	$591,331
Pre-acquisition net (income) loss allocated to Anadarko	—	—	—	(11,326)
Series A Preferred units interest in net (income) loss	—	(25,904)	(42,373)	(76,893)
General partner interest in net (income) loss	(80,932)	(62,229)	(303,835)	(236,561)
Common and Class C limited partners’ interest in net income (loss)	$67,705	$54,871	$221,275	$266,551
Net income (loss) per common unit – basic and diluted	$0.39	$0.35	$1.30	$1.74
Weighted-average common units outstanding – basic and diluted	152,602	130,672	147,194	130,253

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
thousands except number of units	2017	2016
Current assets	$254,062	$594,014
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	5,730,891	5,049,932
Other assets	1,769,397	1,829,082
Total assets	$8,014,350	$7,733,028
Current liabilities	$424,333	$315,305
Long-term debt	3,464,712	3,091,461
Asset retirement obligations and other	154,294	149,043
Deferred purchase price obligation – Anadarko	—	41,440
Total liabilities	$4,043,339	$3,597,249
Equity and partners’ capital
Series A Preferred units (zero and 21,922,831 units issued and outstanding at December 31, 2017 and 2016, respectively)	$—	$639,545
Common units (152,602,105 and 130,671,970 units issued and outstanding at December 31, 2017 and 2016, respectively)	2,950,010	2,536,872
Class C units (13,243,883 and 12,358,123 units issued and outstanding at December 31, 2017 and 2016, respectively)	780,040	750,831
General partner units (2,583,068 units issued and outstanding at December 31, 2017 and 2016)	179,232	143,968
Noncontrolling interest	61,729	64,563
Total liabilities, equity and partners’ capital	$8,014,350	$7,733,028

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
thousands	2017	2016
Cash flows from operating activities
Net income (loss)	$578,218	$602,294
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in working capital:
Depreciation and amortization	290,874	272,933
Impairments	178,374	15,535
(Gain) loss on divestiture and other, net	(132,388)	14,641
Change in other items, net	(13,583)	12,182
Net cash provided by operating activities	$901,495	$917,585
Cash flows from investing activities
Capital expenditures	$(675,025)	$(479,993)
Contributions in aid of construction costs from affiliates	1,387	6,135
Acquisitions from affiliates	(3,910)	(716,465)
Acquisitions from third parties	(155,298)	—
Investments in equity affiliates	(384)	(27)
Distributions from equity investments in excess of cumulative earnings – affiliates	23,085	21,238
Proceeds from the sale of assets to affiliates	—	623
Proceeds from the sale of assets to third parties	23,564	45,490
Proceeds from property insurance claims	22,977	17,465
Net cash used in investing activities	$(763,604)	$(1,105,534)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$369,989	$1,297,218
Repayments of debt	—	(900,000)
Settlement of the Deferred purchase price obligation – Anadarko	(37,346)	—
Increase (decrease) in outstanding checks	5,593	2,079
Proceeds from the issuance of common units, net of offering expenses	(183)	25,000
Proceeds from the issuance of Series A Preferred units, net of offering expenses	—	686,937
Distributions to unitholders	(801,300)	(671,938)
Distributions to noncontrolling interest owner	(13,569)	(13,784)
Net contributions from (distributions to) Anadarko	1,263	(23,491)
Above-market component of swap agreements with Anadarko	58,551	45,820
Net cash provided by (used in) financing activities	$(417,002)	$447,841
Net increase (decrease) in cash and cash equivalents	$(279,111)	$259,892
Cash and cash equivalents at beginning of period	357,925	98,033
Cash and cash equivalents at end of period	$78,814	$357,925

Western Gas Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Throughput for natural gas assets (MMcf/d)
Gathering, treating and transportation	747	1,480	958	1,537
Processing	2,663	2,500	2,563	2,350
Equity investment (1)	158	173	159	177
Total throughput for natural gas assets	3,568	4,153	3,680	4,064
Throughput attributable to noncontrolling interest for natural gas assets	98	113	105	124
Total throughput attributable to Western Gas Partners, LP for natural gas assets	3,470	4,040	3,575	3,940
Throughput for crude, NGL and produced water assets (MBbls/d)
Gathering, treating, transportation and disposal	111	49	71	57
Equity investment (2)	129	132	130	127
Total throughput for crude, NGL and produced water assets	240	181	201	184
Adjusted gross margin per Mcf attributable to Western Gas Partners, LP for natural gas assets (3)	$1.00	$0.85	$0.94	$0.83
Adjusted gross margin per Bbl for crude, NGL and produced water assets (4)	2.21	2.15	2.10	2.11

(1)	Represents WES’s 14.81% share of average Fort Union throughput and 22% share of average Rendezvous throughput.

(2)
Represents WES’s 10% share of average White Cliffs throughput, WES’s 25% share of average Mont Belvieu JV throughput, WES’s 20% share of average TEG and TEP throughput, and WES’s 33.33% share of average FRP throughput.

(3)
Average for period. Calculated as Adjusted gross margin attributable to Western Gas Partners, LP for natural gas assets (total revenues and other for natural gas assets, less reimbursements for electricity-related expenses recorded as revenue and cost of product for natural gas assets, plus distributions from WES’s equity investments in Fort Union and Rendezvous, and excluding the noncontrolling interest owner’s proportionate share of revenue and cost of product), divided by total throughput (MMcf/d) attributable to Western Gas Partners, LP for natural gas assets.

(4)
Average for period. Calculated as Adjusted gross margin for crude, NGL and produced water assets (total revenues and other for crude, NGL and produced water assets, less reimbursements for electricity-related expenses recorded as revenue and cost of product for crude, NGL and produced water assets, plus distributions from WES’s equity investments in White Cliffs, the Mont Belvieu JV, TEG, TEP and FRP), divided by total throughput (MBbls/d) for crude, NGL and produced water assets.

Western Gas Equity Partners, LP
CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION
(Unaudited)

thousands except per-unit amount and Coverage ratio	Three Months Ended December 31, 2017
Distributions declared by Western Gas Partners, LP:
General partner interest	$3,605
Incentive distribution rights	72,587
Common units held by WGP	46,121
Less:
Public company general and administrative expense	679
Interest expense	576
Cash available for distribution	$121,058
Declared distribution per common unit	$0.54875
Distributions declared by Western Gas Equity Partners, LP	$120,140
Coverage ratio	1.01	x

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2017	2016	2017	2016
Revenues and other
Gathering, processing, transportation and disposal	$324,513	$317,517	$1,237,949	$1,227,849
Natural gas and natural gas liquids sales	299,443	192,728	989,933	572,313
Other	8,062	575	20,474	4,108
Total revenues and other	632,018	510,820	2,248,356	1,804,270
Equity income, net – affiliates	22,486	21,916	85,194	78,717
Operating expenses
Cost of product	276,834	167,235	908,693	494,194
Operation and maintenance	86,550	81,869	315,994	308,010
General and administrative	13,073	12,734	50,668	49,248
Property and other taxes	11,385	7,048	46,818	40,161
Depreciation and amortization	74,602	73,287	290,874	272,933
Impairments	8,295	4,222	178,374	15,535
Total operating expenses	470,739	346,395	1,791,421	1,180,081
Gain (loss) on divestiture and other, net	(2,629)	(5,872)	132,388	(14,641)
Proceeds from business interruption insurance claims	—	—	29,882	16,270
Operating income (loss)	181,136	180,469	704,399	704,535
Interest income – affiliates	4,225	4,225	16,900	16,900
Interest expense	(36,168)	(39,759)	(144,615)	(116,628)
Other income (expense), net	355	275	1,384	545
Income (loss) before income taxes	149,548	145,210	578,068	605,352
Income tax (benefit) expense	(39)	941	4,866	8,372
Net income (loss)	149,587	144,269	573,202	596,980
Net income (loss) attributable to noncontrolling interests	50,066	60,573	196,595	251,208
Net income (loss) attributable to Western Gas Equity Partners, LP	$99,521	$83,696	$376,607	$345,772
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Equity Partners, LP	$99,521	$83,696	$376,607	$345,772
Pre-acquisition net (income) loss allocated to Anadarko	—	—	—	(11,326)
Limited partners’ interest in net income (loss)	$99,521	$83,696	$376,607	$334,446
Net income (loss) per common unit – basic and diluted	$0.45	$0.38	$1.72	$1.53
Weighted-average common units outstanding – basic and diluted	218,933	218,925	218,931	218,922

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
thousands except number of units	2017	2016
Current assets	$255,210	$595,591
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	5,730,891	5,049,932
Other assets	1,770,210	1,830,574
Total assets	$8,016,311	$7,736,097
Current liabilities	$424,426	$315,387
Long-term debt	3,492,712	3,119,461
Asset retirement obligations and other	154,294	149,043
Deferred purchase price obligation – Anadarko	—	41,440
Total liabilities	$4,071,432	$3,625,331
Equity and partners’ capital
Common units (218,933,141 and 218,928,570 units issued and outstanding at December 31, 2017 and 2016, respectively)	$1,061,125	$1,048,143
Noncontrolling interests	2,883,754	3,062,623
Total liabilities, equity and partners’ capital	$8,016,311	$7,736,097

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
thousands	2017	2016
Cash flows from operating activities
Net income (loss)	$573,202	$596,980
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in working capital:
Depreciation and amortization	290,874	272,933
Impairments	178,374	15,535
(Gain) loss on divestiture and other, net	(132,388)	14,641
Change in other items, net	(12,650)	12,987
Net cash provided by operating activities	$897,412	$913,076
Cash flows from investing activities
Capital expenditures	$(675,025)	$(479,993)
Contributions in aid of construction costs from affiliates	1,387	6,135
Acquisitions from affiliates	(3,910)	(716,465)
Acquisitions from third parties	(155,298)	—
Investments in equity affiliates	(384)	(27)
Distributions from equity investments in excess of cumulative earnings – affiliates	23,085	21,238
Proceeds from the sale of assets to affiliates	—	623
Proceeds from the sale of assets to third parties	23,564	45,490
Proceeds from property insurance claims	22,977	17,465
Net cash used in investing activities	$(763,604)	$(1,105,534)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$369,989	$1,323,198
Repayments of debt	—	(900,000)
Settlement of the Deferred purchase price obligation – Anadarko	(37,346)	—
Increase (decrease) in outstanding checks	5,593	2,079
Proceeds from the issuance of WES common units, net of offering expenses	(183)	—
Proceeds from the issuance of WES Series A Preferred units, net of offering expenses	—	686,937
Distributions to WGP unitholders	(441,967)	(374,082)
Distributions to Chipeta noncontrolling interest owner	(13,569)	(13,784)
Distributions to noncontrolling interest owners of WES	(355,623)	(294,841)
Net contributions from (distributions to) Anadarko	1,263	(23,491)
Above-market component of swap agreements with Anadarko	58,551	45,820
Net cash provided by (used in) financing activities	$(413,292)	$451,836
Net increase (decrease) in cash and cash equivalents	$(279,484)	$259,378
Cash and cash equivalents at beginning of period	359,072	99,694
Cash and cash equivalents at end of period	$79,588	$359,072